Exhibit 99.1

CONTACT:	Julie Shaeff, Chief Accounting Officer	9753 Katy Freeway, Suite 700
	ir@comfortsystemsusa.com; 713-830-9687	Houston, Texas 77024
713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

Houston, TX — February 19, 2026 — Comfort Systems USA, Inc. (NYSE: FIX) (the “Company”) today reported results for the quarter and annual period ended December 31, 2025.

For the quarter ended December 31, 2025, net income was $330.8 million, or $9.37 per diluted share, as compared to $145.9 million, or $4.09 per diluted share, for the quarter ended December 31, 2024. Revenue for the fourth quarter of 2025 was $2.65 billion compared to $1.87 billion in 2024. The Company reported operating cash flow of $468.5 million in the current quarter compared to $210.5 million in 2024.

Backlog as of December 31, 2025 was $11.94 billion as compared to $9.38 billion as of September 30, 2025 and $5.99 billion as of December 31, 2024. On a same-store basis, backlog increased from $5.99 billion as of December 31, 2024 to $11.58 billion as of December 31, 2025.

The Company reported net income of $1.02 billion, or $28.88 per diluted share, for the twelve months ended December 31, 2025, compared to $522.4 million, or $14.60 per diluted share, in 2024. The income tax provision for the twelve months ended December 31, 2025 includes a benefit of $0.25 per diluted share related to interest income on a prior year tax refund that was received in April 2025. The Company also reported revenue of $9.10 billion for the twelve months ended December 31, 2025, as compared to $7.03 billion in 2024. Operating cash flow for the twelve months ended December 31, 2025 was $1.19 billion, as compared to $849.1 million in 2024.

Brian Lane, Comfort Systems USA’s Chief Executive Officer, said, “We are deeply grateful for the amazing performance of our teams across the country. Their commitment and dedication continue to deliver excellent results for our customers, provide increasing opportunities for our employees, and bring crucial services to our communities. Careful discipline and great execution resulted in quarterly EPS that doubled compared to the same quarter last year. In addition to increased revenue and earnings, we also achieved over $400 million of quarterly cash flow.”

Mr. Lane continued, “Unprecedented demand and our reputation for delivering outcomes led to new levels of backlog despite ongoing burn. Specifically, we achieved a third consecutive same-store backlog increase that exceeded $1 billion, with backlog growing by more than $2 billion this quarter. Backlog is just under $12 billion, and it has roughly doubled since the beginning of the year. In addition, in 2025 both our net income and our cash flow eclipsed $1 billion.”

Mr. Lane concluded, “We continue to experience persistent demand and strong pipelines. Given the strength and excellence of our workforce, we are optimistic about our prospects for 2026.”

The Company will host a webcast and conference call to discuss its financial results and position on Friday, February 20, 2026 at 10:00 a.m. Central Time. To register for the call, please visit https://register-

conf.media-server.com/register/BIcf971a9b3d254e7a8c9f8f5c0ac1251f. Upon registering, participants will receive dial-in information and a unique PIN to join the call. The call and the slide presentation to accompany the remarks can be accessed on the Company’s website at www.comfortsystemsusa.com under the “Investors” tab. A replay of the entire call will be available on the Company’s website on the next business day following the call.

Comfort Systems USA® is a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, with 190 locations in 142 cities across the nation. For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to applicable securities laws and regulations. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates, and the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of our results or developments in subsequent periods. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; economic downturns in the markets where the Company operates; shortages of labor and specialty building materials or material increases to the cost thereof; financial difficulties affecting projects, vendors, customers, or subcontractors; unexpected adjustments or cancellations in our backlog resulting in the Company’s backlog failing to translate into actual revenue or profits; inflation, supply chain disruptions, and capital market volatility; the loss of significant customers; intense competition in the Company’s industry; risks associated with acquisitions, including the ability to successfully integrate those companies; impairment charges for goodwill and intangible assets; reductions or reversals of previously recorded revenue or profits as a result of the Company’s cost-to-cost input method of accounting; difficulties in the financial and surety markets; delays and/or defaults in customer payments; difficult work environment; worldwide political and economic uncertainties, including international conflicts and epidemics or pandemics; attraction and retention of key management and employees; the Company’s decentralized management structure; our ability to effectively manage our backlog and the size and cost of our operations; failure of third party subcontractors and suppliers to complete work as anticipated; difficulty in obtaining, or increased costs associated with, bonding and insurance; our ability to remain in compliance with covenants under our credit agreement, service our indebtedness, or fund our other liquidity needs; our inability to properly utilize our workforce; increases and uncertainty in insurance costs; regulatory and legal risks, including adverse litigation results, failure to comply with laws and regulations; changes in United States trade policy, and tax-related risks; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; an increase in our effective tax rate; a material information technology failure or a material cybersecurity breach; risks related to our common stock; failure or circumvention of our disclosure controls and procedures or internal control environment; our ability to manage growth and geographically-dispersed operations; severe weather conditions (such as storms, droughts, extreme heat or cold, wildfires and floods), including as a result of climate change, and any resulting regulations or restrictions related thereto; force majeure events; deliberate, malicious acts, including terrorism and sabotage; findings of inadequate internal controls; changes in accounting rules and regulations; and other risks detailed in our reports filed with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether because of new information, future events, or otherwise, except as otherwise required by law.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

(In Thousands, Except per Share Amounts)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	(Unaudited)
	2025	%	2024	%	2025	%	2024	%
Revenue	$2,646,067	100.0%	$1,867,804	100.0%	$9,101,641	100.0%	$7,027,476	100.0%
Cost of services	1,971,352	74.5%	1,434,066	76.8%	6,905,742	75.9%	5,551,065	79.0%
Gross profit	674,715	25.5%	433,738	23.2%	2,195,899	24.1%	1,476,411	21.0%

SG&A	248,365	9.4%	207,635	11.1%	883,284	9.7%	730,072	10.4%
Gain on sale of assets	(394)	—	(252)	—	(1,974)	—	(3,030)	—
Operating income	426,744	16.1%	226,355	12.1%	1,314,589	14.4%	749,369	10.7%

Interest income, net	5,326	0.2%	3,286	0.2%	12,595	0.1%	4,906	0.1%
Changes in the fair value of contingent earn-out obligations	(13,539)	(0.5)%	(43,712)	(2.3)%	(33,473)	(0.4)%	(88,146)	(1.3)%
Other income (expense), net	(32)	—	109	—	(258)	—	432	—
Income before income taxes	418,499	15.8%	186,038	10.0%	1,293,453	14.2%	666,561	9.5%

Provision for income taxes	87,693		40,168		270,895		144,128
Net income	$330,806	12.5%	$145,870	7.8%	$1,022,558	11.2%	$522,433	7.4%

Income per share
Basic	$9.38		$4.10		$28.93		$14.64
Diluted	$9.37		$4.09		$28.88		$14.60

Shares used in computing income per share:
Basic	35,260		35,601		35,349		35,689
Diluted	35,318		35,692		35,413		35,775
Dividends per share	$0.600		$0.350		$1.950		$1.200

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2025	%	2024	%	2025	%	2024	%
Net income	$330,806		$145,870		$1,022,558		$522,433
Provision for income taxes	87,693		40,168		270,895		144,128
Other expense (income), net	32		(109)		258		(432)
Changes in the fair value of contingent earn-out obligations	13,539		43,712		33,473		88,146
Interest income, net	(5,326)		(3,286)		(12,595)		(4,906)
Gain on sale of assets	(394)		(252)		(1,974)		(3,030)
Amortization	20,148		22,042		79,580		97,266
Depreciation	17,465		12,842		62,379		48,219
Adjusted EBITDA	$463,963	17.5%	$260,987	14.0%	$1,454,574	16.0%	$891,824	12.7%

Note: The Company defines adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) as net income, provision for income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest income, net, gain on sale of assets, goodwill impairment, other one-time expenses or gains and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	December 31,	December 31,
	2025	2024
Cash and cash equivalents	$981,898	$549,939
Billed accounts receivable, net	2,577,858	1,861,212
Unbilled accounts receivable, net	123,197	95,786
Costs and estimated earnings in excess of billings, net	88,817	91,681
Other current assets, net	338,783	191,623
Total current assets	4,110,553	2,790,241
Property and equipment, net	387,952	277,180
Goodwill	1,025,515	875,270
Identifiable intangible assets, net	485,168	434,417
Other noncurrent assets	431,981	333,980
Total assets	$6,441,169	$4,711,088

Current maturities of long-term debt	$6,163	$6,042
Accounts payable	696,348	654,943
Billings in excess of costs and estimated earnings and deferred revenue	2,120,262	1,149,257
Other current liabilities	571,077	772,528
Total current liabilities	3,393,850	2,582,770
Long-term debt	139,063	62,293
Other long-term liabilities	459,482	361,349
Total liabilities	3,992,395	3,006,412
Total stockholders’ equity	2,448,774	1,704,676
Total liabilities and stockholders’ equity	$6,441,169	$4,711,088

Selected Cash Flow Data (Unaudited) (In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Cash provided by (used in):
Operating activities	$468,540	$210,463	$1,186,356	$849,057
Investing activities	$(231,276)	$(39,489)	$(467,272)	$(343,509)
Financing activities	$(115,889)	$(36,618)	$(287,125)	$(160,759)

Free cash flow:
Cash from operating activities	$468,540	$210,463	$1,186,356	$849,057
Purchases of property and equipment	(66,090)	(40,676)	(154,903)	(111,071)
Proceeds from sales of property and equipment	543	1,927	3,695	5,538
Free cash flow	$402,993	$171,714	$1,035,148	$743,524

Note: Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales. Other companies may define free cash flow differently. Free cash flow is presented because it is a financial measure that is frequently requested by third parties. However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.